EXHIBIT 99.4

LETTER TO BENEFICIAL HOLDERS
REGARDING THE OFFER TO EXCHANGE
Unregistered 9 1/2% Senior Secured Notes Due 2010
for
9 1/2% Senior Secured Notes Due 2010
which have been registered under the Securities Act of 1933
of
The Majestic Star Casino, LLC
and
The Majestic Star Casino Capital Corp.
Pursuant to the Prospectus dated          , 2006

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON          , 2006, UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED FROM TIME TO TIME, THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

          , 2006

To Our Clients:

Enclosed for your consideration is a Prospectus, dated          , 2006, of The Majestic Star Casino, LLC, an Indiana limited liability company, and The Majestic Star Casino Capital Corp., an Indiana corporation (collectively, the “Issuers”), and a related Letter of Transmittal (which together constitute the “Exchange Offer”) relating to the offer by the Issuers to exchange any and all of the Issuers’ outstanding unregistered 9 1/2% Senior Secured Notes due 2010 (the “Unregistered Notes”) for $40,000,000 principal amount of the Issuer’s 9 1/2% Senior Secured Notes due 2010 (the “Registered Notes”) that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal. The Prospectus and Letter of Transmittal more fully describe the Exchange Offer. Capitalized terms used but not defined herein have the meanings given to them in the Prospectus.

These materials are being forwarded to you as the beneficial owner of Unregistered Notes carried by us for your account or benefit but not registered in your name. A tender of any Unregistered Notes may be made only by us as the registered holder and pursuant to your instructions. Therefore, the Issuers urge beneficial owners of Unregistered Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if they wish to tender Unregistered Notes in the Exchange Offer.

Accordingly, we request instructions as to whether you wish us to tender any or all of your Unregistered Notes, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal. We urge you to read carefully the Prospectus and Letter of Transmittal before instructing us to tender your Unregistered Notes.

Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Unregistered Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on          , 2006, unless extended by the Issuers. Unregistered Notes tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to the Expiration Date.

If you wish to have us tender any or all of your Unregistered Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form that appears below. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender Unregistered Notes held by us and registered in our name for your account or benefit.

INSTRUCTIONS TO REGISTERED HOLDER
FROM BENEFICIAL OWNER
OF 9 1/2% SENIOR SECURED NOTES DUE 2010
OF THE MAJESTIC STAR CASINO, LLC
AND THE MAJESTIC STAR CASINO CAPITAL CORP.

The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein including the prospectus dated          , 2006 (the “Prospectus”) relating to the Exchange Offer of The Majestic Star Casino, LLC and The Majestic Star Casino Capital Corp. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

This will instruct you to tender the principal amount of Unregistered Notes indicated below held by you for the account or benefit of the undersigned, pursuant to the terms of and conditions set forth in the Prospectus and the Letter of Transmittal.

The aggregate face amount of the Unregistered Notes held by you for the account of the undersigned is (fill in amount):

$        of the Unregistered Notes.

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐ To TENDER the following Unregistered Notes held by you for the account of the undersigned (insert principal amount of Unregistered Notes to be tendered, if any):

$        of the Unregistered Notes.

☐ NOT to TENDER any Unregistered Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender the Unregistered Notes held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the Unregistered Notes, including, but not limited to, the representations that the Registered Notes acquired in the exchange will be obtained in the ordinary course of the undersigned’s business, that the undersigned has no arrangement with any person to participate in the distribution of such Registered Notes, and that the undersigned is not engaged in, and does not intend to engage in, a distribution of the Registered Notes within the meaning of the Securities Act or resale of the Registered Notes in violation of the Securities Act; if the undersigned is an affiliate of the Issuers or tenders Unregistered Notes in the Exchange Offer for the purpose of participating in a distribution of the Registered Notes, the undersigned acknowledges that the undersigned cannot rely on the position of the staff of the Securities and Exchange Commission (the “Commission”) enunciated in its series of interpretive “no-action” letters with respect to exchange offers and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction; if the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Registered Notes; and if the undersigned is a broker-dealer holding Unregistered Notes that were acquired for its own account as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of Registered Notes received in respect of such Unregistered Notes pursuant to the Exchange Offer, however, by so acknowledging and by delivering a prospectus in connection with the exchange of Unregistered Notes, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act; (b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and (c) to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of Unregistered Notes.

The purchaser status of the undersigned is (check the box that applies):

☐	A “Qualified Institutional Buyer” (as defined in Rule 144A under the Securities Act)

☐	An “Institutional Accredited Investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act)

☐	A non “U.S. person” (as defined in Regulation S of the Securities Act) that purchased the Old Notes outside the United States in accordance with Rule 904 of the Securities Act

☐	Other (describe) _ _

SIGN HERE

Name of Beneficial Owner(s): _ _

Signature(s): _ _

Name(s) (please print): _ _

Address: _ _

Principal place of business (if different from address listed above): _ _

Telephone Number(s): _ _

Taxpayer Identification or Social Security Number(s): _ _

Date: _ _

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